EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Atheros Communications, Inc. on Form S-8 of our report dated March 11, 2005, appearing in the Annual Report on Form 10-K of Atheros Communications, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

San Jose, California

March 11, 2005